UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2023

MIND Technology, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-13490	76-0210849
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2002 Timberloch Place, Suite 550 The Woodlands, Texas	77380
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 281-353-4475

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - $0.01 par value per share	MIND	The NASDAQ Stock Market LLC
Series A Preferred Stock - $1.00 par value per share	MINDP	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07         Submission of Matters to a Vote of Security Holders.

On August 30, 2023, at the 2023 Virtual Annual Meeting of Stockholders (the “Annual Meeting”) of MIND Technology, Inc., a Delaware corporation (the “Company”), stockholders were requested to (1) elect six individuals to serve on the Board of Directors of the Company until the next annual meeting of stockholders, each until their respective successors are duly elected and qualified; (2) approve, on an advisory basis, Named Executive Officer compensation; (3) ratify the selection by the Audit Committee of the Board of Directors of Moss Adams LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2024; and (4) approve an amendment to the Company’s amended and restated certificate of incorporation to effect a reverse stock split (the “Reverse Stock Split”) with respect to the Company’s issued and outstanding common stock, par value $0.01 per share, at any time prior to the 2024 Annual Meeting, at a ratio of 1-for-10 to 1-for-30 (the “Range”), with the ratio at which the Reverse Stock Split would be effected to be a ratio within the Range to be determined at the discretion of the Company’s Board of Directors and included in a public announcement by the Company before the effectiveness of the Reverse Stock Split. Each proposal is described in more detail in the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on August 7, 2023.

The results of voting on the proposals submitted to vote of the Company's stockholders are set forth below.

1.    The election of six individuals to serve on the Board of Directors until the next annual meeting of stockholders, to hold office until their respective successors are duly elected and qualified. All nominees were re-elected as directors by the votes indicated:

Nominee	Voted For	Votes Withheld	Broker Non-Votes
Peter H. Blum	3,898,102	477.188	4,243,742
Robert P. Capps	3,981,917	393,373	4,243,742
William H. Hilarides	3,941,823	433,467	4,243,742
Thomas S. Glanville	3,928,815	446,475	4,243,742
Nancy J. Harned	4,277,271	98,019	4,243,742
Alan P. Baden	4,277,642	97,648	4,243,742

2.    The approval, on an advisory basis, of Named Executive Officer compensation:

Voted For	Voted Against	Abstentions	Broker Non-Votes
4,144,133	125,806	105,351	4,243,742

3.    The ratification of the selection of Moss Adams LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2023:

Voted For	Voted Against	Abstentions	Broker Non-Votes
8,436,028	116,300	66,704	—

4.    The approval of an amendment to the Company’s amended and restated certificate of incorporation to effect the Reverse Stock Split:

Voted For	Voted Against	Abstentions	Broker Non-Votes
7,174,015	1,430,745	14,272	—

Item 8.01         Other Events.

On August 30, 2023, the Company received a determination from The Nasdaq Stock Market LLC (“Nasdaq”) Office of General Counsel that the Nasdaq Hearings Panel (the “Panel”) has granted the Company a temporary exception from compliance with Nasdaq Listing Rule 5550(a)(2), which requires listed securities to maintain a minimum bid price of $1.00 per share (the “Minimum Bid Price Requirement”), until November 15, 2023, in order to effect the proposed reverse stock split and thereafter regain compliance with the Minimum Bid Price Requirement.

At the Annual Meeting, as disclosed above, stockholders approved an amendment to the Company’s amended and restated certificate of incorporation to effect the Reverse Stock Split. The Company has represented to Nasdaq that it intends to effect a reverse stock split if necessary to regain compliance with the Minimum Bid Price Requirement no later than October 31, 2023. In the event the Company fails to establish compliance with the Minimum Bid Price Requirement by November 15, 2023, its securities will be delisted from from The Nasdaq Capital Market.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIND Technology, Inc.

September 5, 2023	By:	/s/ Robert P. Capps
Name: Robert P. Capps Title: President and Chief Executive Officer